Exhibit 10.2

CANADIAN COLLATERAL AGREEMENT

made by

THOMPSON CREEK METALS COMPANY INC.

and certain of its Subsidiaries

in favor of

VALIANT TRUST COMPANY

as Collateral Agent

Dated as of November 27, 2012

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Table of Contents

EXHIBITS

Exhibit I	Form of Perfection Certificate
Exhibit II	Form of Additional Pari Passu Joinder Agreement

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Material Contracts and Required Consents
Schedule 8	Material Vehicles

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CANADIAN COLLATERAL AGREEMENT

CANADIAN COLLATERAL AGREEMENT, dated as of November 27, 2012, made by the Issuer (as defined below) and each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Valiant Trust Company, as Canadian Collateral Agent (in such capacity, the “Collateral Agent”) pursuant to the fifth supplemental indenture, dated as of November 27, 2012 (the “Fifth Supplemental Indenture”), to the base indenture dated as of May 11, 2012 (the “Base Indenture”) as supplemented by that certain first supplemental indenture thereto dated as of May 11, 2012 (the “First Supplemental Indenture”) (the Fifth Supplemental Indenture, together with the Base Indenture and the First Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Thompson Creek Metals Company Inc. (the “Issuer”), Wells Fargo Bank, National Association, as U.S. Trustee (in such capacity, the “U.S. Trustee”), Valiant Trust Company, as Canadian Co-trustee (in such capacity, the “Canadian Co-Trustee”), Wells Fargo Bank, National Association, as U.S. Collateral Agent (in such capacity, the “U.S. Collateral Agent”) and the Collateral Agent. The U.S. Trustee and the Canadian Co-Trustee are together referred to herein as the “Trustees.”

W I T N E S S E T H:

WHEREAS, the Issuer, the other Grantors, the U.S. Trustee and the Canadian Co-trustee, in connection with the execution and delivery of this Agreement, entered into the Indenture, pursuant to which the Issuer is issuing $350,000,000 aggregate principal of 9.75% Senior Secured First Priority Notes due 2017 (together with any Additional Notes (as defined in the Indenture) issued under the Indenture, the “Notes”);

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents (as defined herein), incur additional obligations (including Additional Notes issued under the Indenture) constituting Permitted Additional Pari Passu Obligations (as defined below), that the Issuer desires to secure by the Collateral and Mortgaged Property on a pari passu basis with the Notes

WHEREAS, the Issuer is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the Notes issued under the Indenture and Permitted Additional Pari Passu Obligations will be used in part to enable the Issuer to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Issuer and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance and sale of the Notes and the incurrence of any Permitted Additional Pari Passu Obligations; and

WHEREAS, it is a condition precedent to the issuance of the Notes and the incurrence of any Permitted Additional Pari Passu Obligations that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent to enter into the Indenture and to induce the holders to purchase the Notes and to induce the Secured Parties in respect of any Permitted Additional Pari Passu Obligations to enter into such arrangements, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.         DEFINED TERMS

1.1          Definitions.

(a)           Unless otherwise defined herein, terms defined in the Indenture and Additional Pari Passu Agreements and used herein shall have the meanings given to them in the Indenture and Additional Pari Passu Agreements, and the following terms are used herein as defined in the PPSA: Accession, Account, Chattel Paper,

Document of Title, Equipment, Goods, Intangible, Instrument, Inventory, Investment Property, Money, financing statement and financing change statement. In this Agreement, the following terms have the meanings given to them in the STA: “Certificated Security”, “Entitlement Holder”, “Entitlement Order”, “Financial Asset”, “Issuer”, “Security”, “Securities Account”, “Securities Intermediary”, “Security Entitlement” and “Uncertificated Security”.

(b)           The following terms shall have the following meanings:

“Additional Grantor” has the meaning specified in Section 8.14.

“Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement.

“Additional Pari Passu Agreement” means the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes, agreements or other instruments representing such Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Joinder Agreement” means an agreement substantially in the form of Exhibit II hereto.

“Agreement” means this Canadian Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Canadian Co-trustee” has the meaning specified in the preamble hereto.

“Collateral Account” means any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Contracts” means, with respect to any Grantor, any contracts or other written agreements of such Grantor, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Control” means, with respect to a specified form of Investment Property, “control” as defined in Sections 23 through 26 of the STA as applicable to such form of Investment Property.

“Copyright License” means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest, now or hereinafter acquired, in and to the following (i) all copyrights, copyright registrations and copyright applications, in each case arising under the laws of Canada, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), (ii) the right to obtain all renewals thereof, and (iii) all rights corresponding to any of the foregoing throughout the world.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Indenture or any Additional Pari Passu Agreement.

“Deposit Account” means any demand, time, savings, passbook or like account maintained with a depositary institution.

“Designs” means, with respect to any Person, all of such Person’s right, title and interest in and to the following: (i) all industrial designs and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, 3 including all registrations, recordings and applications in the Canadian Industrial Design Office or in any similar office or agency in any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

“Equity Interests” means shares of capital stock, partnership, joint venture, member or limited liability or unlimited liability company interests, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature and rights, warrants or options to acquire any of the foregoing.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement to be entered into among the Issuer, the Guarantors, the Trustees, the Collateral Agents, on behalf of themselves and the holders of Notes, the representative of any Permitted Additional Pari Passu Obligations (other than Additional Notes), on behalf of itself and the lenders thereunder, as the same may be amended, supplemented or modified from time to time substantially consistent with the description under “Description of Notes-Security-First Lien Intercreditor Agreement” in the Prospectus Supplement.

“Grantors” has the meaning specified in the preamble hereto.

“Guarantors” means the collective reference to (i) each Grantor (other than the Issuer) and (ii) the Issuer (only with respect to all obligations and liabilities of the other Grantors which may arise under or in connection with any Permitted Additional Pari Passu Obligations).

“Indenture” has the meaning specified in the preamble hereto.

“Intellectual Property”means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under Canadian, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Designs, trade secrets and customer lists and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to the Issuer or any of its Subsidiaries.

“Investment Property Control Agreement” means (i) with respect to any Uncertificated Securities included in the Collateral, an agreement between the issuer of such Uncertificated Securities and another Person whereby such issuer agrees to comply with instructions that are originated by such Person in respect of such Uncertificated Securities, without the further consent of the Grantor; and (ii) with respect to any Security Entitlements in respect of Financial Assets included in the Collateral, an agreement between the Securities Intermediary in respect of such Security Entitlements and another Person pursuant to which such Securities Intermediary agrees to comply with any Entitlement Orders with respect to such Security Entitlements that are originated by such Person, without the further consent of the Grantor.

“Investment Property Issuer” means the collective reference to each issuer of any Investment Property.

“Issue Date” means November 27, 2012.

“Issuer” has the meaning specified in the preamble hereto.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, hypothec, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC or PPSA (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of the Issuer and its subsidiaries (other than Excluded Subsidiaries (as defined in the Indenture)), taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Note Documents or the rights or remedies of the Collateral Agent, Trustees or the Secured Parties hereunder or thereunder; provided that any change or effect resulting from or arising out of ordinary course fluctuations in the prices of molybdenum, gold or copper, in and of itself, shall not be deemed to constitute a Material Adverse Effect.

“Material Contracts” means, with respect to any Grantor, any contract or other written agreement listed in Schedule 7.

“Material Vehicles” means each Vehicle with an individual book value in excess of $100,000.

“Mortgage” means  fee and leasehold mortgages, charges, debentures, deeds of trust or other similar instrument duly executed and acknowledged by the holder of such interest in each Mortgaged Property, in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties, in proper form for recording in the land records in the jurisdiction in which such Mortgaged Property is located..

“Mortgaged Property” means, collectively, (i) each Real Property listed on Schedule 5 of the Underwriting Agreement relating to the Notes and (ii) each Real Property, if any, encumbered by a Mortgage delivered after the Issue Date pursuant to the Indenture.

“Note Documents” means the Note Guarantees, the Indenture and the Security Documents.

“Note Obligations” has the meaning specified in the Indenture and shall include the collective reference to all Obligations, including without limitation, all the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Issuer and other Grantors (including, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, U.S. Collateral Agent, U.S. Trustee, Canadian Co-trustee or any holder of the Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, this Agreement, the other Note Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent, U.S. Collateral Agent, U.S. Trustee, Canadian Co-Trustee or to the holders of the Notes that are required to be paid by the Issuer and other Grantors pursuant to the terms of any of the foregoing agreements).

“Notes” has the meaning specified in the recitals hereto.

“Patent License”:  all rights under any written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Patents” means, with respect to any Person, all of such Person’s right, title and interest now owned or hereafter acquired in and to (i) any and all issued patents and patent applications, (ii) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate” means a certificate substantially in the form of Exhibit I hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Issuer.

“Permitted Additional Pari Passu Obligations” means obligations secured by a Lien on the Collateral and entered into in compliance with Section 8.17 hereof

“Pledged Collateral” means the Pledged Notes and the Pledged Stock.

“Pledged Notes” means all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor (other than promissory notes having an original principal balance of less than $1,000,000, promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and Intercompany Notes).

“Pledged Stock”: means, with respect to any Grantor (i) the Equity Interests listed on Schedule 2; (ii) any other Equity Interests now owned or obtained in the future by such Grantor and (iii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the foregoing.

“PPSA” means the Personal Property Security Act (British Columbia) and the regulations thereunder, as from time to time in effect; provided, however, that, at any time, if the attachment, perfection or priority of of any Lien created hereunder on Collateral is governed by the personal property security laws of any jurisdiction other than British Columbia, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Proceeds” means all “proceeds” as such term is defined in the PPSA, and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Prospectus Supplement” means the prospectus supplement, dated November 16, 2012, relating to the sale of the Notes.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Receiver” has the meaning specified in Section 6.8.

“SEC” has the meaning specified in Section 3.1.

“Secured Obligations” means (i) the Notes Obligations and (ii) any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any Additional Pari Passu Agreement and other documentation relating to any other Permitted Additional Pari Passu Obligations.

“Secured Parties” means the collective reference to the Collateral Agent, the U.S. Collateral Agent, the U.S. Trustee, the Canadian Co-Trustee, each Additional Pari Passu Agent, the holders of Notes and each holder of Additional Pari Passu Obligations that constitute Secured Obligations.

“Securities Act” means the Securities Act (British Columbia), including the regulations thereto or equivalent legislation of any other relevant jurisdiction.

“Securities Intermediary’s Jurisdiction” means, with respect to any Securities Intermediary holding any Securities Account included in or relating to any Pledged Collateral, its jurisdiction as determined under Section 45(2) of the STA.

“Security Documents” means this Agreement, the First Lien Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, charges, demand debentures, deeds of trust, debentures, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent or the U.S. Collateral Agent for their benefit and for the benefit of the Trustees and the holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Serial Numbered Goods” has the meaning given to it in the Personal Property Security Regulation made under the PPSA, including without limitation the Goods listed on Schedule 8.

“STA” means the Securities Transfer Act (British Columbia), including the regulations thereto; provided, however, that, at any time, if the attachment, perfection or priority of any Lien created hereunder on Collateral that is Investment Property is governed by the laws in effect in any province or territory of Canada other than British Columbia in which there is in force legislation substantially the same as the Securities Transfer Act, 2007 (British Columbia) (an “Other STA Province”), then “STA” shall mean such other legislation as in effect from time to time in such Other STA Province for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA; and to the extent that such attachment, perfection or priority of any Lien created hereunder on the Collateral is governed by the laws of a jurisdiction other than British Columbia or an Other STA Province, then references herein to the STA shall be disregarded except for the terms “Certificated Security” and “Uncertificated Security”, which shall have the meanings herein as defined in the Securities Transfer Act, 2007 (British Columbia) regardless of whether the STA is in force in the applicable jurisdiction.

Trademark License” means any rights under any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6

“Trademarks” means, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) the right to obtain all renewals thereof, and (iii) all rights corresponding to any of the foregoing throughout the world.

“U.S. Collateral Agent” has the meaning specified in the preamble hereto.

“U.S. Securities Act” means the Securities Act of 1933 of the United States of America, as amended.

“U.S. Trustee” has the meaning specified in the preamble hereto.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the law of any province or territory and, in any event including, without limitation, the Material Vehicles listed on Schedule 8 and all tires and other appurtenances to any of the foregoing.

1.2          Other Definitional Provisions.

(a)           The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.         [RESERVED]

SECTION 3.         GRANT OF SECURITY INTEREST

3.1          Grant of Security.

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in and to all of its undertaking  and all of its present and after acquired personal property, including, without limitation, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Contracts;

(d)           all Deposit Accounts;

(e)           all Documents of Title (other than title documents with respect to Vehicles);

(f)            all Equipment;

(g)           all fixtures;

(h)           all Goods

(i)            all Intangibles;

(j)            all Instruments;

(k)           all Intellectual Property;

(l)            all Inventory;

(m)          all Investment Property;

(n)           all Money;

(o)           all Receivables;

(p)           all Pledged Collateral

(q)           all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(r)            all books and records pertaining to the Collateral; and

(s)            to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in (i) any property to the extent that the grant of a security interest therein (A) is prohibited by any requirements of law of a governmental authority, (B) requires a consent not obtained of any governmental authority pursuant to such requirement of law, (C) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement instrument or other document evidencing or giving rise to such property or, in the case of Equity Interests of a non-Wholly Owned Subsidiary, any applicable shareholder or similar agreement, except to the extent that the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (ii) relates to Equipment owned by any Grantor that is subject to a purchase money Lien or a capital lease which is permitted by the Indenture and  any Additional Pari Passu Agreements if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person as a condition to the creation of any other Lien on such Equipment, or (iii) is in proceeds and products of any and all of the assets described in clauses (i) and (ii) above only to the extent that such proceeds and products would constitute property or assets of the type described in clauses (i) and (ii).

In addition, notwithstanding anything herein to the contrary, in the event that Rule 3-16 of Regulation S-X under the U.S. Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Grantor that is a Subsidiary of the Issuer due to the fact that such Subsidiary’s Equity Interests or other securities of such Grantor secure the Notes and/or Permitted Additional Pari Passu Obligations affected thereby, then the Equity Interests and such other securities of such Grantor will automatically be deemed not to be part of the Collateral securing the Notes and/or Permitted Additional Pari Passu Obligations affected thereby but only to the extent necessary to not be subject to such requirement, only for so long as required to not be subject to such requirement and only with respect to Obligations affected thereby.

In the event that Rule 3-16 of Regulation S-X under the U.S. Securities Act is amended, modified or interpreted by the U.S. Securities and Exchange Commission (the “SEC”) to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Grantor’s Equity Interests and other securities to secure the Notes and/or Permitted Additional Pari Passu Obligations in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Grantor, then the Equity Interests and other securities of such Grantor will automatically be deemed to be a part of the Collateral for the relevant Notes and/or Permitted Additional Pari Passu Obligations but only to the extent necessary to not be subject to any such financial statement requirement.

3.2          Exception Respecting Trademarks.  Notwithstanding anything in Section 3.1 to the contrary, any Grantors’ grant of security in Trademarks (as defined in the Trademarks Act (Canada)) under this Agreement shall be limited to a grant by such Grantor of a security interest in all of the Grantors’ right, title and interest in such Trademarks.

3.3          Attachment of Security Interest.  The Grantors and the Secured Parties hereby acknowledge that (a) value has been given; (b) each Grantor has rights in the Collateral in which it has granted a security interest; (c) this Agreement constitutes a security agreement as that term is defined in the PPSA; and (d) the security interest attaches upon the execution of this Agreement (or in the case of any after-acquired property, at the time of acquisition thereof).

3.4          Liability for Deficiency.  If the Collateral is realized upon and such Collateral or the proceeds of such Collateral is not sufficient to satisfy all the Grantor’s Secured Obligations, the Grantors acknowledge and agree that, subject to the provisions of the PPSA and the provisions of the Indenture and any Additional Pari Passu Agreements, the Grantors shall continue to be liable for any of the Grantor’s Secured Obligations remaining outstanding and the Collateral Agent shall be entitled to pursue full payment thereof.

SECTION 4.         REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

4.1          Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Indenture and any Additional Pari Passu Agreements, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture and any Additional Pari Passu Agreements.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Note Documents and any Additional Pari Passu Agreements, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Collateral Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2          Perfection Certificate.  The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Issue Date. The Grantors shall promptly update the Perfection Certificate upon any changes to the information set forth therein.  Absent any changes, the Grantors shall provide a confirmation of the same in writing to the Collateral Agent on an annual basis on each anniversary of this Agreement.

4.3          Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the PPSA or the Personal Property Security Act (Yukon), as applicable, the completion of the filings and other actions specified on Schedule 3, (ii) in the case of all Copyrights, Trademarks and Patents for which PPSA filings are insufficient, all appropriate filings having been made with the Canadian Intellectual Property Office, (iii) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a contractual obligation granting control to Collateral Agent over such letter-of-credit rights, and (iv) in the case of chattel paper, the completion of all steps necessary to grant control to Collateral Agent over such chattel paper.

4.4          Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, incorporation or amalgamation and its organizational or identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Canadian Co-trustee and the Collateral Agent a certified copy of the certificate or articles of incorporation or organization or other organization document and certificate of compliance/status/good standing (as applicable) as of a date which is recent to the date hereof from its jurisdiction of organization.

4.5          Inventory and Equipment.  On the date hereof, the Collateral (other than mobile goods) (and all records concerning Collateral) are kept at the locations listed on Schedule 5.

4.6          Pledged Collateral.

(a)           As of the date hereof, or, with respect to any Additional Grantor, such other date such Grantor becomes a party hereto, Schedule 2 sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor (other than any Pledged Collateral held in a Securities Account). As of the date hereof, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed in Schedule 2 as being owned by it, free and clear of any Liens, except for Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable; (ii) all Pledged Collateral credited to a Securities Account maintained with a Securities Intermediary of such Grantor (if any) is subject to an Investment Property Control Agreement (if requested by the Collateral Agent) between the Securities Intermediary and the Collateral Agent as the result of which the Collateral Agent has Control over such Pledged Collateral; (iii) as of the date hereof and to the knowledge of such Grantor, all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is a legal, valid and binding obligation of such issuer and such issuer is not in default thereunder; and (iv) none of the Pledged Collateral that is an interest in a partnership or a limited liability company and is subject to the STA: (A) is dealt in or traded on any securities exchange or in any securities market; (B) expressly provides by its terms that it is a “security” for the purposes of the STA or any other similar provincial legislation; or (C) is held in a Securities Account.

(b)           Such Grantor has not consented to any Person other than the Collateral Agent entering into, nor has become a party to, an Investment Property Control Agreement in respect of any Investment Property or Securities Account included in the Collateral, and no such Investment Property Control Agreement is outstanding and in force.

(c)           In addition, (i) to such Grantor’s knowledge without any independent obligation to verify same and the relevant issuer’s knowledge, if such issuer is a Subsidiary of the Issuer, none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) to such Grantor’s knowledge without any independent obligation to verify same and the relevant issuer’s knowledge, if such issuer is a Subsidiary of the Issuer, there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Stock or which obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice to or filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Agreement, or for the exercise by the Collateral Agent of the voting or other rights with respect to such Pledged Collateral provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or as may be required with respect to the pledge of Equity Interests of issuers organized under the laws of a jurisdiction outside Canada or the United States.

(d)           As of the date hereof, or, with respect to any Additional Grantor, such other date such Grantor becomes a party hereto, except as set forth in Schedule 2, such Grantor owns 100% of the issued and outstanding Equity Interests of each issuer of Pledged Stock identified on Schedule 2 and none of the Pledged Collateral which represents Indebtedness owed to such Grantor (except for Indebtedness owed by any other Grantor or its Subsidiaries where subordination is required pursuant to the terms of the Indenture and Additional Pari Passu Agreements) is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

(e)           Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Pledged Stock and any Instrument, Certificated Security or Chattel Paper evidencing Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected first priority security interest therein

4.7          Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in excess of $1,000,000 which has not been delivered to the Collateral Agent.

(a)           None of the obligors on any Receivables with an invoice amount in excess of $5,000,000 is a Governmental Authority.

(b)           The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects as of the date presented.

4.8          Contracts. (a) Except as provided in Schedule 7, no consent of any party (other than such Grantor) to any Material Contract is required, or purports to be required on the date hereof, in connection with the execution, delivery and performance of this Agreement, except as has been obtained.

(a)           Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)           No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Material Contract to any material adverse limitation, either specific or general in nature.

(c)           Neither such Grantor nor (to such Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(d)           The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e)           Such Grantor has delivered to the Collateral Agent a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto.

(f)            No amount payable to such Grantor under or in connection with any Material Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(g)           None of the parties to any Contract involving an amount in excess of $5,000,000 is a Governmental Authority.

4.9          Intellectual Property. (a) Schedule 6 lists all registered Intellectual Property owned by such Grantor in its own name on the date hereof.

(a)           On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable and has not been abandoned and, to the knowledge of such Grantor, its material Intellectual Property does not infringe the intellectual property rights of any other Person.

(b)           Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(c)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any material Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(d)           No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any material Intellectual Property

4.10        Vehicles. Schedule 8 is a complete and correct list of all Material Vehicles owned by such Grantor on the date hereof.

SECTION 5.         COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full (other than contingent obligations not then due and payable), no letter of credit shall be outstanding under any Additional Pari Passu Agreements (unless the outstanding amount of the letter of credit obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant issuing lender) and the commitments under any Additional Pari Passu Agreements shall have terminated:

5.1          Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Documents of Title, security certificates evidencing Certificated Securities or Chattel Paper, such Instrument, Documents of Title, security certificates evidencing Certificated Securities or Chattel Paper shall be delivered to the Collateral Agent within four Business Days by such Grantor, duly endorsed, to be held as Collateral pursuant to this Agreement..

5.2          Pledged Collateral: Certificated Securities.  For greater certainty, any security certificates evidencing Certificated Securities delivered to the Collateral Agent pursuant to Section 5.1 shall be duly endorsed to the Collateral Agent or its nominee or in blank by an effective endorsement or accompanied by a duly executed instrument of transfer in favour of the Collateral Agent or its nominee or in blank.

5.3          Pledged Collateral: Uncertificated Securities and Security Entitlements.

(a)           In respect of any Uncertificated Securities included in the Pledged Collateral:

(i)            on request by the Collateral Agent, each Grantor shall cause the appropriate issuers of such Uncertificated Securities either to register the Collateral Agent or its nominee as the registered owner of such Uncertificated Securities or mark their books and records with the numbers and face amounts of all such Uncertificated Securities and all rollovers and replacements therefore to reflect the Lien of the Collateral Agent granted pursuant to this Agreement; and

(ii)           each Grantor shall consent to the Collateral Agent entering into an Investment Property Control Agreement with the issuer of any such Uncertificated Securities such that the Collateral Agent shall have Control thereof.

(b)           In respect of any Security Entitlements or Securities Accounts included in the Pledged Collateral,

(i)            upon the occurrence and during the continuance of an Event of Default, each Grantor shall upon request by the Collateral Agent and direct the Securities Intermediary in respect of such Security Entitlements to transfer the Financial Assets to which such Security Entitlements relate to a Securities Account designated by the Collateral Agent such that the Collateral Agent shall become the Entitlement Holder in respect of such Financial Asset; and

(ii)           each Grantor shall consent to the Collateral Agent entering into an Investment Property Control Agreement, reasonably satisfactory to the Collateral Agent, with the Securities Intermediary in respect of any such Security Entitlements and Uncertificated Securities such that the Collateral Agent shall have Control thereof.

5.4          Pledged Collateral: General.

(a)           Registration of Pledged Collateral.  Following the occurrence and during the continuance of an Event of Default, such Grantor will permit any Pledged Collateral in registered form to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Collateral Agent.

(b)           Investment Property Control Agreements.  Such Grantor shall not consent to:

(i)            the entering into by any issuer of any Uncertificated Securities included in or relating to the Pledged Collateral of an Investment Property Control Agreement in respect of such Uncertificated Securities with any Person other than the Collateral Agent or its nominee; or

(ii)           the entering into by any Securities Intermediary for any Security Entitlements included in or relating to the Pledged Collateral of an Investment Property Control Agreement in respect of such Security Entitlements with any Person other than the Collateral Agent or its nominee.

(c)           Securities Intermediary’s Jurisdiction.  Such Grantor shall not enter into any agreement with any Securities Intermediary that governs any Securities Account included in or relating to any Pledged Collateral that either (i) specifies any such Securities Intermediary’s jurisdiction to be a jurisdiction other than the Province of British Columbia for the purposes of the STA, (ii) specifies the laws of a jurisdiction other than the Province of British Columbia as applicable to the acquisition of a Security Entitlement from such Securities Intermediary, or (iii) which is governed by the laws of a jurisdiction other than the Province of British Columbia or consent to any amendment to any such agreement that would change (x) such Securities Intermediary’s jurisdiction to a jurisdiction other than the Province of British Columbia for the purposes of the STA, (y) the applicable law to the acquisition of a Security Entitlement from such Securities Intermediary to be the laws of a jurisdiction other than the Province of British Columbia, or (z) its governing law to a jurisdiction other than the Province of British Columbia.

(d)           Other Securities.  If the representation and warranty set out in Section 4.6(a)(iv) is not or ceases to be true in respect of any Pledged Collateral that is an interest in a partnership or a limited liability company, such Pledged Collateral shall thereupon be subject to the provisions of Sections 5.1, 5.2, 5.3, 5.4(b), 5.4(c) and 5.4(d) to the extent applicable thereto.

(e)           Exercise of Rights in Pledged Collateral.

(i)            For all purposes not inconsistent with this Agreement, the Indenture, the other Notes Documents or Additional Pari Passu Agreements or, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it; provided however, that no vote or other right shall be exercised or action taken which would have the effect of materially impairing the rights of the Collateral Agent in respect of such Pledged Collateral unless otherwise permitted under the Indenture and Additional Pari Passu Agreements.

(ii)           Such Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, upon 10 Business Days’ prior notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii)          Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Indenture and Additional Pari Passu Agreements; provided however, that until actually paid, all rights to such distributions, shall remain subject to the Lien created by this Agreement;

(iv)          All dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be promptly delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

(v)           Such Grantor hereby authorizes and instructs each issuer of any Investment Property pledged by such Grantor hereunder to, and each Grantor that is an issuer of Investment Property pledged by another Grantor agrees and consents to, after the occurrence and during the continuance of an Event of Default (i) comply with any instruction received by it from the Collateral Agent in writing (and any other issuer from time to time hereby agrees to comply with such instruction) that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

5.5          Maintenance of Insurance.

(a)           Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as are usually insured against in the same general area by companies engaged in the same or a similar business and owning similar properties, or as may otherwise be reasonably satisfactory to the Collateral Agent and (ii) insuring such Grantor, the Collateral Agent and other Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment and Vehicles such policies to be in such form and amounts and having such coverage as may be usual and customary for companies in the same general area engaged in the same or a similar business and owning similar properties.

(b)           All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee and (iii) include a breach of warranty clause.

5.6          Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described herein and shall defend such security interest against the claims and demands of all Persons whomsoever (except as otherwise permitted under the Notes Documents and Additional Pari Passu Agreements).

(b)           At any time and from time to time and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as may be necessary or as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation (i) filing any financing statements or financing change statements under the PPSA (or other similar documents under similar laws in effect in any other applicable jurisdiction) with respect to the security interests created hereby (including, if requested by the Collateral Agent acting on the instructions of the Controlling Representative, financing statements or financing change statements setting forth vehicle identification numbers or serial numbers with respect to any applicable Material Vehicles) and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain Control with respect thereto.

5.7          Changes in Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional authorized financing statements, financing change statements and other documents necessary to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of incorporation or organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4, (ii) change the location of its Collateral or any records concerning the Collateral (other than mobile goods) from the locations referenced in Section 4.5 to a location in any jurisdiction which would necessitate additional filings or documents in order to maintain the validity, perfection and priority of the security interests with respect to such Collateral provided for herein, (iii) change its name or (iv) amend or otherwise modify any agreement governing any Securities Account included in or relating to any Pledged Collateral (each, a “Securities Account Agreement”) to the extent that such change would result in a change in the applicable Securities Intermediary’s Jurisdiction from the jurisdiction, specified therein or otherwise, notified to the Collateral Agent. In each case, pursuant to the following sentence, each Grantor further agrees to notify the Collateral Agent upon entering into any Securities Account Agreement with a Securities Intermediary, and such notice shall be accompanied by a copy of such Securities Account Agreement or shall contain a representation and warranty as to the Securities Intermediary’s Jurisdiction as specified in or determined by reference to such Securities Account Agreement. Each Grantor agrees to promptly provide the Collateral Agent with organizational documents, to the extent applicable, reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will be made under the PPSA, and take such other actions, that are required in order for the Collateral Agent to continue at all times following such change to have a perfected first priority security interest in all the Collateral in which a security interest may be perfected by a filing under the PPSA.

5.8          Notices.  Such Grantor will notify the Collateral Agent in writing promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Indenture and Additional Pari Passu Agreements) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)           of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.9          Investment Property.

(a)           If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Investment Property Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent in the form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.  Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Investment Property Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Investment Property Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Secured Parties segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(b)           Without the prior written consent of the Collateral Agent or except as otherwise permitted under the Indenture and any Additional Pari Passu Agreements, such Grantor will not (i) vote to enable, or take any other action to permit, any Investment Property Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Investment Property Issuer, (ii) except to the extent permitted by the terms of the Indenture and any Additional Pari Passu Agreements sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture and any Additional Pari Passu Agreements), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) except to the extent permitted by the terms of the Indenture and any Additional Pari Passu Agreements enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)           In the case of each Grantor which is an Investment Property Issuer, such Investment Property Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) or Section 5.8(b) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(b) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(b) or 6.7 with respect to the Investment Property issued by it.

5.10        Receivables.

(a)           Other than in the ordinary course of business or otherwise pursuant to sound business judgment, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount 18 whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)           Such Grantor will promptly deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Receivables.

5.11        Contracts.  Other than in the ordinary course of business or otherwise pursuant to sound business judgment that is consistent with actions of companies engaged in businesses similar to those engaged in by the Issuer and its Subsidiaries, such Grantor:

(a)           will perform and comply in all material respects with all its obligations under the Material Contracts;

(b)           will not amend, modify, terminate or waive any provision of any Material Contract in any manner which could reasonably be expected to materially adversely affect the value of such Material Contract as Collateral;

(c)           will exercise promptly and diligently each and every material right which it may have under each Material Contract (other than any right of termination); and

(d)           will promptly deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract that questions the validity or enforceability of such Material Contract.

5.12        Intellectual Property.  (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark at least in a manner substantially consistent with past business practices, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this

Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(a)           Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(b)           Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(c)           Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(d)           Such Grantor will notify the Collateral Agent in writing immediately if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same

(e)           Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the Canadian Intellectual Property Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and intangibles of such Grantor relating thereto or represented thereby.

(f)            Such Grantor will take all reasonable (taking into account the economic value) and necessary steps, including, without limitation, in any proceeding before the Canadian Intellectual Property Office or any other similar office or agency in any other country or political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(g)           In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and, to the extent it determines it to be reasonable to do so, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.13        Intercompany Notes

(a)           At any time after the occurrence and during the continuance of a Default or Event of Default, the Issuer shall deliver to the Collateral Agent each Intercompany Note.

(b)           No Grantor shall transfer, deliver or otherwise provide any Intercompany Note to any Person other than a Grantor or the Collateral Agent.

5.14        Post-Closing Collateral Matters.  In the event that any Permitted Additional Pari Passu Obligations are incurred following the Issue Date, the Grantors shall notify the Collateral Agent thereof in writing and take all such action as may be reasonably required to amend each then existing Mortgage in order to appropriately ensure that such Permitted Additional Pari Passu Obligations are secured equally and ratably with the Secured Obligations under the Indenture.

Neither the Collateral Agent nor the Trustees undertakes any responsibility whatsoever to determine whether any of the foregoing covenants in this Section 5.14 have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Issuer or any of the Grantors to satisfy such post-closing requirements, other than to take receipt of the Officers’ Certificate described in the next sentence.  Within 90 days of the date of incurrence of any Permitted Additional Pari Passu Obligations, the Issuer shall deliver to the Collateral Agent and the Trustees an Officers’ Certificate (upon which the Trustees and Collateral Agent shall be fully protected in relying), certifying that the post-closing covenants set forth in this Section 5.14 have been satisfied

SECTION 6.         REMEDIAL PROVISIONS

6.1          Certain Matters Relating to Receivables.

(a)           The Collateral Agent shall have the right (but not the obligation), no more than one time in any 12 month period but at any time or times as Collateral Agent deems reasonably necessary after the occurrence and during the continuance of a Default or an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. No more than one time in any 12 month period but more frequently as the Collateral Agent may reasonably required after the occurrence and during the continuance of a Default or an Event of Default, upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)           The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, provided that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Grantor in the form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At the Collateral Agent’s request at any time after the occurrence and during the continuance of a Default or Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2          Communications with Obligors; Grantors Remain Liable.  (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(a)           Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(b)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3          Pledged Collateral.

(a)           Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Investment Property Issuer and consistent with past practice, to the extent not prohibited in the Indenture and any Additional Pari Passu Agreements, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Indenture, any Additional Pari Passu Agreements, this Agreement or any other Note Document.

(b)           If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in 21 respect of the Investment Property and make application thereof to the Secured Obligations in the order set forth in Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Investment Property Issuer or Investment Property Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, amalgamation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Investment Property Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Investment Property Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Investment Property Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4          Proceeds to be Turned Over To Collateral Agent.  In addition to the rights of the Collateral Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5          Application of Proceeds.  If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral or Mortgaged Property, whether or not held in any Collateral Account, and any proceeds of any Note Guarantee, in payment of the Secured Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Collateral Agent in its capacity as such pursuant to the terms of the Note Documents and any Additional Pari Passu Debt Agreements and incurred and unpaid fees and expenses of the Trustees in its capacity as such pursuant to the terms of the Note Documents and any Additional Pari Passu Agent pursuant to the terms of the applicable Additional Pari Passu Agreements;

Second, to the Trustees and the representatives of any class of Permitted Additional Pari Passu Obligations, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amounts of the Secured Obligations then due and owing and remaining unpaid to the Secured Parties in accordance with the terms of the Indenture and Additional Pari Passu Agreements, as applicable;

Third, any balance remaining after the Secured Obligations shall have been paid in full, provided no letters of credit shall be outstanding under any Additional Pari Passu Agreements (unless the outstanding amount of the letter of credit obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant issuing lender) and all commitments under any Additional Pari Passu Agreements shall have terminated, shall be paid over to the Issuer or to whomsoever may be lawfully entitled to receive the same.

In making the determination and allocations required by this Section 6.5, the Collateral Agent may conclusively rely upon information supplied by the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

6.6          PPSA and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the PPSA or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by a Requirement of Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the

Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7          Registration Rights.

(a)           If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Investment Property Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Investment Property Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the British Columbia Securities Commission or other relevant securities commission applicable thereto. Each Grantor agrees to cause such Investment Property Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.

(b)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act and other applicable securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Investment Property Issuer thereof to register such securities for public sale under the Securities Act, or under other applicable securities laws, even if such Investment Property Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture and any Additional Pari Passu Agreements.

6.8          Appointment of Receiver.  If a Default Notice has been delivered and has not been rescinded or revoked, the Collateral Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of such Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of the Collateral of such Grantor (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in its stead. Any such Receiver shall, to the extent permitted by applicable law, so far as concerns responsibility for its acts, be deemed the agent of such Grantor and not of the Collateral Agent, and the Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing a Receiver, any such Receiver shall (i) have such powers as have been granted to the Collateral Agent under this Section 6, and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Collateral Agent under this Section 6, which powers shall include the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of such Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including such Grantor, enter upon, use and occupy all premises owned or occupied by such Grantor wherein the Collateral may be situated, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on such Grantor’s business or as security for loans or advances to enable the Receiver to carry on such Grantor’s business or otherwise, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Collateral Agent, all money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and be paid over to the Collateral Agent, and any surplus shall be applied in accordance with Requirements of Law. Every such Receiver may, in the discretion of the Collateral Agent, be vested with all or any of the rights and powers of the Collateral Agent.

6.9          Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing by it to any Subsidiary of the Issuer shall be fully subordinated to the final payment in full in cash of such Grantor’s Secured Obligations.

6.10        Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

6.11        Actions of Collateral Agent.  The Controlling Representative shall direct the Collateral Agent in exercising any right, power, discretionary duty or other remedy available to the Collateral Agent under this Agreement or any Security Document and the other Secured Parties shall not have a right to take any actions with respect to the Collateral.  If the Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Controlling Representative (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and the Collateral Agent shall have no liability to any Person for such action or inaction.  “Controlling Representative” shall mean the applicable Trustees or Additional Pari Passu Agent representing the series of Indebtedness secured hereby with the greatest outstanding aggregate principal amount.  The Collateral Agent shall conclusively rely on any direction received from the Controlling Representative without any independent investigation whatsoever

SECTION 7.         THE COLLATERAL AGENT

7.1          Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral or Mortgaged Property and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral or Mortgaged Property whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as necessary to evidence the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1) direct any party liable for any payment under any of the Collateral or Mortgaged Property to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral or Mortgaged Property; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral or Mortgaged Property; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral or Mortgaged Property; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral or Mortgaged Property; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral or Mortgaged Property as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral or Mortgaged Property and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The reasonable expenses (including attorney’s fees and expenses) of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the default rate under the Indenture, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2          Duty of Collateral AgentThe Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral or Mortgaged Property in its possession, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall have no responsibility to determine the sufficiency of the Collateral or the validity of its security interest in the Collateral. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or Mortgaged Property or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Mortgaged Property upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or Mortgaged Property or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral or Mortgaged Property and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. Neither the Collateral Agent and any other Secured Parties nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct

7.3          Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file, register or record financing statements, financing change statements and other filings including fixture filings or recording documents or instruments with respect to the Collateral or Mortgaged Property without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all present and after acquired personal property” in any such financing statements or financing change statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement or financing change statement with respect to the Collateral or Mortgaged Property made prior to the date hereof. Notwithstanding the foregoing, each Grantor hereby acknowledges its obligation to file or record financing statements and other filings on behalf of authorizations, in no event shall the Collateral Agent or Trustees be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder.  Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and amendments or continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent.

7.4          Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Indenture or other applicable Additional Pari Passu Agreements, the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement (as defined in the Indenture), the Royal Gold Intercreditor Agreement (as defined in the Indenture), any Deferred Revenue Financing Arrangement Intercreditor Agreement (as defined in the Indenture) and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5          Reliance by Collateral Agent.  Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written direction from the Controlling Representative, as it deems appropriate.  This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

SECTION 8.         MISCELLANEOUS

8.1          Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture and any comparable provision of each other Additional Pari Passu Agreement.  The Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate stating that such amendment, modification, supplement or waiver is authorized or permitted by the Indenture, this Agreement, the First Lien Intercreditor Agreement the Junior Lien Intercreditor Agreement (as defined in the Indenture), the Royal Gold Intercreditor Agreement (as defined in the Indenture), any Deferred Revenue Financing Arrangement Intercreditor Agreement (as defined in the Indenture) and any Additional Pari Passu Agreement, and that all conditions precedent to the execution of such have been satisfied.

8.2          Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 and notices hereunder to any Additional Pari Passu Agent shall be addressed to it at the address set forth in the applicable Additional Pari Passu Joinder Agreement.

8.3          No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4          Enforcement Expenses; Indemnification.

(a)           Each Grantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in collecting against such Guarantor under its Note Guarantee, and each Guarantor agrees to pay, or reimburse Collateral Agent and each Secured Party for all its reasonable out-of-pocket costs and expenses incurred in connection with enforcing or preserving any rights under this Agreement and the other Note Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated reasonable fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Agent.

(b)           Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or Mortgaged Property or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Issuer would be required to do so pursuant to the Indenture or any Additional Pari Passu Agreements.

The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture or any Additional Pari Passu Agreements and the other Note Documents and the resignation or removal of the Collateral Agent.

8.5          Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6          Set-Off.  During the continuance of an Event of Default, in addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Secured Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Secured Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Secured Party agrees promptly to notify the relevant Grantor and the Collateral Agent after any such application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such application.

8.7          Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9          Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10        Integration.  This Agreement and the other Note Documents and the Additional Pari Passu Agreements represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any the Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Note Documents and the Additional Pari Passu Agreements.

8.11        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

8.12        Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of British Columbia, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13        Acknowledgements.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Note Documents and any Additional Pari Passu Agreements to which it is a party;

(b)           neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, any of the other Note Documents or any Additional Pari Passu Agreement, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Note Documents and any Additional Pari Passu Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14        Additional Grantors.  Each Subsidiary of the Issuer that is required to become a party to this Agreement pursuant to the Indenture or Additional Pari Passu Agreements (each, an “Additional Grantor”) shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.  The execution and delivery of such Assumption Agreement shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.15        Releases.  When all the Secured Obligations have been paid in full (other than contingent liabilities not then due and payable), this Agreement shall terminate.  The Liens securing the Notes Obligations will be released, in whole or in part, as provided in the Indenture; provided that the Issuer shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Issuer stating that such transaction is in compliance with the Indenture and the other Note Documents.  The Liens securing Permitted Additional Pari Passu Obligations of any series will be released, in whole or in part, as provided in the Additional Pari Passu Agreement governing such obligations; provided that the Issuer shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Issuer stating that such transaction is in compliance with the Additional Pari Passu Agreements.  .  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral or Mortgaged Property held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. The Collateral Agent shall have no liability whatsoever for any action or inaction taken in reliance on any Grantor’s written request for release under this Section 8.15.

8.16        WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR ANY ADDITIONAL PARI PASSU AGREEMENTS AND FOR ANY COUNTERCLAIM THEREIN.

8.17        Permitted Additional Pari Passu Obligations.  On or after the Issue Date, the Issuer may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustees and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement, (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustees) and (iv) stating that the Grantors have complied with their obligations under Section 5; (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit II hereto) and a fully executed joinder agreement to the First Lien Intercreditor Agreement, and (c) an Officers’ Certificate to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture and each then extant Additional Pari Passu Agreement (upon which the Collateral Agent may conclusively and exclusively rely).

Notwithstanding the delivery of the Additional Pari Passu Joinder Agreement set forth above, the Collateral Agent shall not be obligated to act as Collateral Agent for any New Secured Parties (as such term is defined in Exhibit V hereto) whatsoever or to execute any document whatsoever (including any agency agreement) if in the sole judgment of the Collateral Agent doing so would impose, purport to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability for which the Collateral Agent is not in its sole discretion fully protected. In no event shall the Collateral Agent be subject to any document that it has not executed.  The Additional Pari Passu Joinder Agreement shall not be effective until it has been accepted in writing by the Collateral Agent.

8.18        Intercreditor Agreements.  Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Royal Gold Intercreditor Agreement (as defined in the Indenture) and any First Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement (as defined in the Indenture) or Deferred Revenue Financing Arrangement Intercreditor Agreement (as defined in the Indenture) (each an “Intercreditor Agreement”) entered into after the Issue Date. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, so long as such Intercreditor Agreement does not violate the terms of the Indenture, the terms of such Intercreditor Agreement shall govern and control.

IN WITNESS WHEREOF, each of the undersigned has caused this Canadian Collateral Agreement to be duly executed and delivered as of the date first above written.

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Wendy Cassity
Name: Wendy Cassity
Title: Vice President, General Counsel and Secretary

BLUE PEARL MINING INC.

By:	/s/ Wendy Cassity
Name: Wendy Cassity
Title: Vice President, General Counsel and Secretary

Signature Page to Canadian Collateral Agreement

TERRANE METALS CORP.

By:	/s/ Wendy Cassity
Name: Wendy Cassity
Title: Vice President, General Counsel and Secretary

Signature Page to Canadian Collateral Agreement

THOMPSON CREEK MINING LTD.

By:	/s/ Wendy Cassity
Name: Wendy Cassity
Title: Vice President, General Counsel and Secretary

Signature Page to Canadian Collateral Agreement

BERG GENERAL PARTNER CORP.

By:	/s/ Wendy Cassity
Name: Wendy Cassity
Title: Vice President, General Counsel and Secretary

Signature Page to Canadian Collateral Agreement

BERG METALS LIMITED PARTNERSHIP, BY ITS GENERAL PARTNER, BERG GENERAL PARTNER CORP.

By:	/s/ Wendy Cassity
Name: Wendy Cassity
Title: Vice President, General Counsel and Secretary

Signature Page to Canadian Collateral Agreement

THOMPSON CREEK SERVICES ULC

By:	/s/ Wendy Cassity
Name: Wendy Cassity
Title: Vice President, General Counsel and Secretary

Signature Page to Canadian Collateral Agreement

VALIANT TRUST COMPANY,
as Canadian Collateral Agent

By:	/s/ Dan Sander
Name: Dan Sander
Title: Director, Trust Services

By:	/s/ Jodie Hansen
Name: Jodie Hansen
Title: Account Manager

Signature Page to Canadian Collateral Agreement

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

Thompson Creek Metals Company

26 West Dry Creek Circle, Suite 810

Littleton, CO 80120

Attention: Chief Financial Officer

Facsimile: (303) 762-3507

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares
Thompson Creek Metals Company USA	Common	3	100

Blue Pearl Mining Inc.	Common	5	100
		6	2
		7	10

Thompson Creek Mining Ltd.		A-2	650
		A-3	350

Terrane Metals Corp.	Common	2	101

Berg General Partner Corp.	Common	C-2	1

Berg Metals Limited Partnership	N/A	N/A	N/A

Thompson Creek Services ULC	Common	2	1

Pledged Notes:

None.

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Grantor	Filing Office
Thompson Creek Metals Company Inc.	British Columbia, Colorado Secretary of State
Thompson Creek Metals Company USA	Colorado Secretary of State
Blue Pearl Mining Inc.	British Columbia, Colorado Secretary of State
Langeloth Metallurgical Company LLC	Colorado Secretary of State
Thompson Creek Mining Ltd.	Yukon, British Columbia, Colorado Secretary of State
Thompson Creek Mining Co.	Colorado Secretary of State
Mt. Emmons Moly Company	Colorado Secretary of State
Cyprus Thompson Creek Mining Company	Nevada Secretary of State
Long Creek Mining Company	Nevada Secretary of State
Terrane Metals Corp.	British Columbia, Colorado Secretary of State
Berg General Partner Corp.	British Columbia, Colorado Secretary of State
Berg Metals Limited Partnership	British Columbia, Colorado Secretary of State
Thompson Creek Services ULC	British Columbia, Colorado Secretary of State

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Chief Executive Office	Jurisdiction of Organization
Thompson Creek Metals Company Inc.	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	British Columbia
Thompson Creek Metals Company USA	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	Colorado
Blue Pearl Mining Inc.	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	British Columbia
Langeloth Metallurgical Company LLC	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	Colorado
Thompson Creek Mining Ltd.	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	Yukon
Thompson Creek Mining Co.	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	Colorado
Mt. Emmons Moly Company	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	Colorado
Cyprus Thompson Creek Mining Company	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	Nevada
Long Creek Mining Company	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	Nevada
Terrane Metals Corp.	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	British Columbia
Berg General Partner Corp.	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	British Columbia
Berg Metals Limited Partnership	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	British Columbia
Thompson Creek Services ULC	26 West Dry Creek Circle, Ste. 810 Littleton, CO 80120	British Columbia

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Langeloth Metallurgical Facility, Langeloth, PA

Endako Mine, Fraser Lake, BC

Thompson Creek Mine, Clayton, ID

Locher Evers Int’l, Delta, BC

JMF Int’l, Rotterdam, Netherlands

Steinweg Sharaf, Dubai Fiberlay, Portland, OR

North American Warehouse, Bedford Park, IL

Rock Transfer & Storage, Milwaukee, WI

Texas Blending, Houston, TX

Albemarle, Pasadena, TX

Albemarle (VLS warehouse), Rotterdam, Netherlands

Bisley, Australia and Singapore

Carpenter, Reading, PA

Krupp, Rotterdam, Netherlands

Schedule 6

COPYRIGHTS

None.

PATENTS

None.

TRADEMARKS

Grantor	Trademark Title	Trademark No.	Registration Date
Thompson Creek Mining Ltd.	ENDAKO ULTRAPURE	1,189,703	February 16, 1982
Thompson Creek Mining Co.	HPM	1,675,532	February 11, 1992

Schedule 7

MATERIAL CONTRACTS

Exploration, Development and Mine Operating Agreement between Thompson Creek Mining Ltd. and Sojitz Moly Resources, Inc. (formerly, Nissho Iwai Moly Resources, Inc.) dated as of June 12, 1997.

Exploration, Development and Mine Operating Agreement between Mt. Emmons Moly Company, as successor by assignment from Thompson Creek Metals Company USA and U.S. Energy Corp. dated as of August 19, 2008.

Purchase and Sale Agreement among the Issuer, Terrane Metals Corp., RGL Royalty AG and Royal Gold, Inc. dated as of October 20,

2010.

REQUIRED CONSENTS

Consent letter by and among Sojitz Moly Resources, Inc., Thompson Creek Mining, Ltd. and Collateral Agent in connection with the Endako Project.

Schedule 8

MATERIAL VEHICLES

None.

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                               , 20    , made by                                  (the “Additional Grantor”), in favor of Valiant Trust Company, as Canadian Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties.  All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture.

W I T N E S S E T H :

WHEREAS, THOMPSON CREEK METALS COMPANY INC. (the “Issuer”), the U.S. Trustee, Canadian Co-Trustee, the U.S. Collateral Agent and the Collateral Agent have entered into an Indenture, dated as of [Date] (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Issuer and certain of its Affiliates (other than the Additional Grantor) have entered into the Canadian Collateral Agreement, dated as of [Date] (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Collateral Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.             Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Supplement to Schedule 8

i

EXHIBIT II

[Form of]

ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Canadian Collateral Agreement, dated as of [Date] (as amended and/or supplemented, the “Collateral Agreement” (terms used without definition herein have the meanings assigned to such terms by the Collateral Agreement)) among Thompson Creek Metals Company Inc., the other Grantors party thereto and Valiant Trust Company, as Canadian Collateral Agent (in such capacity, the “Collateral Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i)           represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Collateral Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii)            acknowledges that the New Secured Parties have received a copy of the Collateral Agreement;

(iii)            irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)           accepts and acknowledges the terms of the Collateral Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Collateral Agreement and the other Security Documents applicable to holders of Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Collateral Agreement.

The name and address of the representative for purposes of Section 8.2 of the Collateral Agreement are as follows:

[name and address of Additional Pari Passu Agent]

Section [__] of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the             day of                       , 20     .

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Additional Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of the [agency agreement, dated as of                                ].

VALIANT TRUST COMPANY, as Collateral Agent

By:
Name:
Title: